UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2011

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2011, the Board of Directors (the “Board”) of AeroGrow International, Inc. (“AeroGrow” or the “Company”) accepted the retirement of Jack J. Walker, Chairman and Chief Executive Officer, from his position as Chief Executive Officer, effective on March 31, 2011.  After March 31, 2011, Mr. Walker, age 76, will remain a Director of the Company and will hold the position of non-executive Chairman of the Board.

On February 9, 2011, the Board appointed J. Michael Wolfe, President and Chief Operating Officer, as a Director of the Company.  The Board also appointed Mr. Wolfe as Chief Executive Officer, effective on March 31, 2011.

Mr. Wolfe, age 52, became the Chief Operating Officer of the Company on January 14, 2010.  He previously served as Vice President of Operations since April 1, 2006.  Prior to joining AeroGrow, Mr. Wolfe was an independent consultant.  From 1992 to 2002, he was President and COO of Concepts Direct and was its CEO from 2000 to 2001.  At Concepts Direct, Mr. Wolfe oversaw the development, launch and operations of seven independent catalogs.  From 1987 to 1992, Mr. Wolfe served as Vice President of database management company Wiland Services, Inc, where he oversaw the redesign of the company’s product line, its sales and investor relations.  Mr. Wolfe’s leadership experience, combined with his extensive direct response marketing background, his executive experience at a variety of direct response companies, and his knowledge of AeroGrow’s history and business, led the Board to conclude that he should serve as a director.

Mr. Wolfe’s existing employment agreement and compensation arrangement will not change when he assumes his new position as Chief Executive Officer and Mr. Wolfe will receive no additional compensation for his service on the Company’s Board of Directors.  The employment agreement, dated as of February 9, 2009 (the “Wolfe Agreement”), provides that he must devote his entire business time to the affairs of the Company.  The current term expires on April 1, 2011 and is renewable for successive one year terms.  Mr. Wolfe is entitled to receive base compensation of $200,000 per year and an annual bonus of 1.5% of the EBITDA of the Company as determined by our annual financial statements and pro-rated for any portion of such annual period covered under the Wolfe Agreement.  Mr. Wolfe is eligible to receive grants under the 2005 Equity Compensation Plan and such options will: (i) vest pursuant to a schedule that provides for vesting of at least of 50% of the amount of the grant per each 12-month period from the date of grant; (ii) not expire in less than five years from the date of grant; (iii) be subject to other standard terms and conditions under the 2005 Equity Compensation Plan; and (iv) shall have other terms and conditions no less favorable than that granted to other senior executives of the Company. The Wolfe Agreement also provides for medical, vacation, and other benefits commensurate with the policies and programs adopted by us for our senior executives.  If Mr. Wolfe is terminated without cause by us or Mr. Wolfe terminates under certain circumstances constituting a breach of the agreement by us, Mr. Wolfe shall be entitled to receive severance compensation equivalent to six months base salary and a pro rata bonus. In addition, if Mr. Wolfe is terminated in the event of a change in control of AeroGrow, including a change in chief executive officer, Mr. Wolfe shall be entitled to receive severance equal to his base salary for one year.  At the time of his hire, on March 28, 2006, Mr. Wolfe was granted 125,000 fully vested five-year options to purchase AeroGrow common stock under our 2005 Equity Compensation Plan at an exercise price of $5.00.  On March 4, 2009, Mr. Wolfe was granted five-year options to purchase 175,000 shares of AeroGrow’s common stock under the Company’s 2005 Equity Compensation Plan.  The options have an exercise price of $0.18 per share which was the price at market close on the date of grant.  The options vest quarterly over a two-year period.  On September 10, 2009, Mr. Wolfe was granted five-year options to purchase 50,000 shares of AeroGrow’s common stock under the 2005 Equity Compensation Plan.  The options have an exercise price of $0.12 per share, which was the price at market close on the date of grant, and vest quarterly over a two-year period.  Also on September 10, 2009, the exercise prices of 125,000 options, previously granted to Mr. Wolfe on March 28, 2006, were adjusted to $0.12 per share. On June 23, 2010, Mr. Wolfe was granted five-year options to purchase 100,000 shares of AeroGrow’s common stock under the 2005 Equity Compensation Plan.  The options have an exercise price of $0.14 per share, which was the price at market close on the date of grant, and vest quarterly over a two-year period.  On December 8, 2010, Mr. Wolfe was granted five-year options to purchase 2,500,000 shares of AeroGrow’s common stock under the 2005 Equity Compensation Plan.  The options have an exercise price of $0.08 per share, which was the price at market close on the date of grant, and vest quarterly over a two-year period.

Disclosure of Mr. Wolfe’s related party transactions with the Company is incorporated by reference to the disclosure in the Company’s: (i) Annual Report on Form 10-K for the year ended March 31, 2010 under the caption “Bridge Financing” in Note 2 to the Consolidated Financial Statements; (ii) Information Statement on Schedule 14C under the caption “Certain Relationships and Related Transactions – Bridge Financing,” as filed with the SEC on July 28, 2010; and (iii) Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 under the caption “Notes Payable - Credit Card Receipts-Backed Notes” in Note 3 to the Notes to the Consolidated Financial Statements.  Other than his compensation arrangements relative to his employment and the above- referenced related party transactions, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Wolfe or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Wolfe has no family relationships with any director or executive officer of the Company.

The Company will enter into an Indemnification Agreement with Mr. Wolfe providing that the Company will indemnify Mr. Wolfe to the fullest extent permitted by law.  The Indemnification Agreement will be in substantially the same form as the indemnification agreements previously entered into with the Company’s other directors, a copy of which is incorporated by reference to Exhibit 10.10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

On February 10, 2010, Mr. Walker accepted the resignation of Jervis B. Perkins from the Company’s Board.  Mr. Perkins’ decision to resign did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

A copy of the press release relating to Mr. Walker’s retirement from the position of Chief Executive Officer, Mr. Wolfe’s appointment as a Director and as Chief Executive Officer, and the departure of Mr. Perkins is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).
99.1	Press Release issued by AeroGrow International, Inc. dated February 15, 2011 *
* Filed herewith

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

DATED: February 15, 2011	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).
99.1	Press Release issued by AeroGrow International, Inc. dated February 15, 2011